As filed with the Securities and Exchange Commission on October 30, 2020 (Reg. No. 333-________)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3D
Registration Statement Under The Securities Act of 1933

Community Bancorp.

Vermont	03-0284070
(State or other jurisdiction	(I.R.S. Employer Identification Number)
of incorporation or organization)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number: (802) 334-7915

Kathryn M. Austin, President & CEO	With a copy to:
Community Bancorp.	Denise J. Deschenes, Esq.
4811 US Route 5	Primmer Piper Eggleston & Cramer PC
Derby, VT 05829	P.O. Box 349
(802) 334-7915	106 Main Street
Littleton, NH 03561
(603) 444-4008

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time, after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under Securities Act, check the following box.   [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under Securities Act, check the following box.   [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ X ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]

Calculation of Registration Fee

		Proposed	Proposed
Title of each	Amount	maximum	maximum
class of securities	to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share(2)	offering price(2)	registration fee

Common Stock, $2.50 par value	300,000 shares	$13.60	$4,080,000	$445

(1)
Pursuant to Rules 416(a) and (b), this Registration Statement is intended to cover such number of additional shares of the Company's common stock as may be necessary to prevent dilution of the shares initially registered hereby resulting from stock splits or stock dividends, if any, occurring after the effective date of this registration statement.
(2)
Estimated solely for the purposes of calculating the registration fee and, pursuant to Rule 457(c), based on the average of the bid and asked prices for the Company's common stock on October 29, 2020 as reported on the OTS Link ATS interdealer quotation system maintained by the OTC Markets Group Inc. The Company’s common stock is included in the OTCQX® marketplace tier maintained by the OTC Markets Group Inc.

The prospectus contained in this registration statement also relates to the shares of the registrant’s common stock registered on Form S-3D under Reg. No. 333-214340 remaining unsold on the date hereof.

In accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462(a) thereunder, this registration statement shall become effective upon filing with the Securities and Exchange Commission.

Community Bancorp.
4811 US Route 5
Derby, VT 05829
(802) 334-7915
www.communitybancorpvt.com
_________________________
DIVIDEND REINVESTMENT PLAN
300,000 Shares of Common Stock
_________________________

The Dividend Reinvestment Plan of Community Bancorp. (the “Company,” “we,” “our”) provides a simple and convenient way for shareholders to purchase additional shares of the Company’s common stock through reinvestment of cash dividends, without payment of brokerage commissions or service charges. The shares purchased with reinvested dividends under the plan may consist of (1) newly-issued or treasury shares, (2) shares purchased by the Company or our agent on the open market or in privately negotiated transactions, or (3) a combination of such shares. Participants have voting rights as to all shares of common stock purchased for them under the plan. The Company has designated Computershare Trust Company, N.A. (“Computershare” or the “Administrator”), as the plan administrator, but may name a different administrator at any time.

The Company's common stock is not traded on any exchange. However, our common stock is traded under the trading symbol “CMTV” in the over-the-counter market and is included in the OTCQX® marketplace tier maintained by the OTC Markets Group Inc. Bid and ask and trade price information for our stock is processed by participating brokers through the OTC Markets Group’s interdealer quotation and broker messaging system, OTC Link ATS®.

The purchase price of shares under the plan is

●
for newly-issued and treasury shares, the greater of (A) the book value of the Company’s stock as of the end of the preceding fiscal quarter, or (B) the weighted average of the trading prices in trades of the Company’s stock reported on the OTC Link ATS® for the preceding calendar quarter, other than purchases (if any) made on behalf of the plan; or

●
for shares purchased on the open market or in privately negotiated transactions, the weighted average of the actual purchase prices paid, but not including any brokerage commissions or other fees or charges, which will be absorbed by the Company. (See “DESCRIPTION OF THE PLAN,” question 14).

Investment in our shares entails risks. Before investing, you should read this prospectus carefully, including the information referenced below under “RISK FACTORS” “WHERE YOU CAN FIND MORE INFORMATION” and “FORWARD-LOOKING STATEMENTS.”

This prospectus relates to 300,000 shares of the Company’s $2.50 par value common stock (subject to standard anti-dilution adjustments) registered for purchase under the plan.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted. Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. These shares are not deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are subject to investment risk, including the possible loss of principal.

The date of this prospectus is October 30, 2020.

You should retain this prospectus for future reference.

THE COMPANY

Community Bancorp. (the “Company,” “we,” “us,” “our”) is a Vermont corporation that was organized in 1982 as a registered bank-holding company for Community National Bank (the “Bank”) under the federal Bank Holding Company Act. We and the Bank are headquartered in Derby, Vermont. Substantially all of our business operations are conducted through the Bank, which provides a full range of retail banking services to the residents and businesses in northern and central Vermont. These services include checking, savings and time deposit accounts, mortgage, consumer, municipal and commercial loans, safe deposit and night deposit services, 24 hour telephone banking, mobile banking and internet banking. In addition, we have a non-controlling interest in Community Financial Services Group, LLC, a Vermont-chartered nondepository trust and investment management company.

As of the date of this prospectus, our common stock, $2.50 par value per share, is registered with the SEC under Section 12(g) of the Securities Exchange Act of 1934 and we file reports, proxy statements and other information with the SEC. (See “WHERE YOU CAN FIND MORE INFORMATION” below.)

RISK FACTORS

Investing in our common stock involves risk, including the possible decline in the value and the illiquidity of your investment. Before making an investment decision, you should read carefully and consider the risk factors described in our most recent annual report on Form 10-K for the year ended December 31, 2019, and the new and updated risk factors in our quarterly report on Form 10-Q for the quarters ended March 31 and June 30, 2020 filed with the SEC under the heading “Item 1A. Risk Factors,” as well as any updated disclosure about risk factors contained in any annual, quarterly or current reports that we file with the SEC after the date of this prospectus, all of which reports will be incorporated by reference in this prospectus when they are filed with the SEC. (See “WHERE YOU CAN FIND MORE INFORMATION” below.)

Shareholders considering participating in the plan should also consider the additional risk factors below under the caption “Risks Relating to the Plan,” as well as the information about the plan, the Company and the Company’s common stock contained elsewhere in this prospectus, including the information regarding the absence of an active, liquid trading market in our common stock set forth in questions 14, 19 and 29 under “DESCRIPTION OF PLAN” and in the section captioned “NATURE OF TRADING MARKET; BOOK VALUE; CASH DIVIDENDS.”

Risks Relating to the Plan

You will not be able to predict or control the price at which shares of our common stock will be purchased under the plan. You will not be able to control the purchase price of shares acquired under the plan, nor will you know the price of the shares you purchase under the plan in advance of any purchase. The price of our shares will fluctuate over time, including between declaration of a dividend and payment and purchase of shares under the plan. The price you pay under the plan may differ from and be higher or lower than the price you would have obtained if you had purchased the shares on the open market on the relevant plan investment date.

There is no price protection for shares you purchase through the plan. Your investment in shares acquired through the plan, like shares acquired outside the plan, will be exposed to changes in market conditions and changes in the market price of the shares. Because our stock is thinly traded, it is subject to significant price volatility and the price at which it trades may or may not reflect its intrinsic value.

You will not be able to control the price or timing of shares you sell through the plan. If you sell shares through the plan Administrator, you will not have control over the timing or purchase price of those sales. Your ability to liquidate or otherwise dispose of shares in the plan is subject to the terms of the plan and to plan withdrawal procedures, and may be adversely affected by the absence of a liquid trading market in our common stock. If you instruct the plan Administrator to sell shares in your plan account via batch sale (see question 19 under “DESCRIPTION OF PLAN” below), you will not be able to direct the time or price at which the shares are sold, nor will you be able to select the broker through which the sales are made. You could sell shares through the plan at a price that is different from the price that would apply if instead you obtained a certificate for the shares and sold them through your own broker on the open market on the related sale date or in a private sale.

The existence of the plan does not create any assurance that dividends will continue to be paid in the future. Our board of directors has the discretion to declare dividends and their decision depends on numerous factors, including our earnings, financial condition, capital requirements, strategic initiatives, regulatory requirements and other factors. The existence of the plan does not create any express or implied assurance as to the continued payment of dividends in the future, nor as to the amount or rate of any future dividend payments.

The issuance of additional shares under the plan could dilute the value of your shares and your voting power. The issuance of additional shares under the plan could adversely affect the per share market price of our shares. In addition, the issuance of additional shares could dilute your percentage ownership interest and voting power.

You should consult your own financial, tax, legal, and other advisors about whether to participate in the plan.

DESCRIPTION OF THE PLAN

Purpose

1.  What is the purpose of the plan?

The plan provides a convenient and economical way for our shareholders to purchase additional shares of our common stock, without payment of brokerage commissions or service charges. In addition, when newly-issued or treasury shares are sold to participants in the plan, the share purchases provide funding for our continuing operations and general corporate purposes.

Benefits

2.  What are the benefits of the plan?

The plan offers participants a number of benefits. Participants reinvest their cash dividends automatically in additional shares of our common stock without payment of any brokerage commissions or service charges. In addition, because the plan provides for the purchase of fractions of shares (up to six decimal places) and for reinvestment of dividends on fractional, as well as whole, shares, participants obtain full investment use of funds. Participants also avoid the risk of theft, loss or accidental destruction of stock certificates because shares purchased under the plan are held in book entry form through the Direct Registration System (DRS) (see question 18). And the regular statement of account furnished to participants (see question 15) facilitates simplified record keeping. Participants are also able to sell their book-entry shares through the plan, without first having to convert the shares to certificate form or having to maintain a brokerage account of their own, although they will still incur sales charges (see question 19).

3.  What are the disadvantages of the plan?

As described in question 14, the purchase price of newly-issued or treasury shares under the plan is equal to the greater of (i) the book value per share as of the end of the previous calendar quarter or (ii) the weighted average trading price in trades in the over-the-counter market for the previous calendar quarter, and the purchase price of shares acquired on the open market or in privately negotiated transactions will be the actual prices paid for such shares, excluding any purchase-related fees or commissions. Trade price information for our common stock is not readily available or compiled for public disclosure (see question 14). Therefore, participants will not know the actual price paid per share or the number of shares purchased, until they receive their regular quarterly plan account statement. Further, because there is no active public trading market in our common stock and the trading volume in our stock is low, the purchase price paid by participants may not represent the intrinsic value of the shares. (see “NATURE OF TRADING MARKET; BOOK VALUE; CASH DIVIDENDS”).

In addition, participants cannot pledge shares held in book entry for their plan account (see question 26).

There is a charge to participants who have their book entry plan shares converted from book entry to certificated form (see question 27) and a charge for participants who wish to sell some or all of the shares in their plan account through the plan Administrator (see question 19).

Participation

4.  Who is eligible to participate?

Except as otherwise provided in the response to question 6 below, all shareholders of record of the Company’s common stock are eligible to participate in the plan. You are a “shareholder of record” if your shares of our common stock are registered in your own name rather than in the name of a third party, such as your bank or broker.

5.  How do I participate if my shares are held for me by my bank or broker and registered in “street name” or in the name of a trustee or other nominee?

If your Company stock is held on your behalf in the name of your bank or broker (held in “street name”), or by a trustee or other nominee holder, in order to participate in the plan you will need to arrange with your bank, broker, trustee or other nominee, as the shareholder of record, to participate in the plan on your behalf.

6.  Are there limitations on participation in the plan other than those described above?

The Company retains the right to decide, for any reason, not to allow a shareholder to participate in the plan even if the shareholder otherwise qualifies for participation.

For example, some shareholders may be residents of certain states or foreign jurisdictions in which the Company determines that it may not be legally or economically practicable to offer our stock under the plan due to applicable requirements of state or foreign securities laws, and accordingly, residents of those states or other jurisdictions may be precluded from participating in the plan.

A shareholder’s right to participate in the plan is not transferable and may be terminated by the Company at any time.

7.  Is there an enrollment fee?

There is no set-up or other fee for enrolling in the plan.

8.  Who administers the plan?

The Company has designated Computershare Trust Company, N.A., (“Computershare”) as plan administrator (the “Administrator”). Computershare is also the transfer agent for our common stock. The Administrator is responsible for plan recordkeeping and reporting and other administrative duties relating to the plan. Contact information for Computershare is contained elsewhere in this prospectus under the caption “CORRESPONDENCE.”

The Company reserves the right to designate a successor administrator or co-administrator at any time. The Administrator may delegate some or all of its duties to one or more affiliated or unaffiliated service providers. The Company and the Administrator may make these designations at any time, and without notice to or consent of the plan participants.

9.  How do eligible shareholders enroll in the plan?

Eligible shareholders may enroll in the plan at any time through Computershare’s website, www.computershare.com/investor or by completing and signing an enrollment form and returning it to the address listed below under “CORRESPONDENCE.” (See question 10.)

10.  When may a shareholder join the plan?

An eligible shareholder may join the plan at any time. In general, the Administrator will process enrollment forms within five business days of receipt. If an enrollment form is received and processed before the record date established for a particular cash dividend, reinvestment will commence with that dividend. If processing of an enrollment form is completed after the record date for payment of a dividend, reinvestment of dividends will not begin until the dividend payment date following the next record date. Although we cannot provide any assurance that dividend payments on the Company’s common stock will be made in future periods, or if made, that they will follow past practices as to timing, historically the record dates for determining shareholders entitled to payment of quarterly dividends have fallen on or about the fifteenth day of the months of January, April, July and October. As noted in question 6, the Company has the right in its discretion to decline to offer the plan to any shareholder or to decline to accept an enrollment from any shareholder.

11.  Do participants bear any expenses in connection with purchases under the plan?

Participants will not incur any brokerage commissions or service charges for share purchases made under the plan. The Company will bear all costs of administering the plan and of issuing new or treasury shares to plan participants, as well as all purchase-related fees or commissions for acquiring shares in the open market or in privately negotiated transactions. However, a participant who directs the Administrator to sell shares of common stock held in his or her plan account will be responsible for any fees or other charges incurred in connection with such sale (see question 19) and a participant who requests a certificate for shares and removal of such shares from book entry, will incur a certificate fee (see question 18).

12.  How many shares of common stock will be purchased for participants?

The number of shares purchased for a participant depends on the amount of the cash dividends reinvested and the purchase price of the common stock. Each participant’s account will be credited with that number of shares of our common stock, including fractions computed up to six decimal places, equal to the total amount of cash dividends to be invested, divided by the purchase price per share (see question 14). In the case of those foreign holders whose dividends are subject to United States income tax withholding or in the case of those participants who are subject to withholding of payment of dividends because of (1) failure to provide proper taxpayer identification numbers or (2) under-reporting of income on tax filings with the Internal Revenue Service, the amount of dividends invested will be less the amount required to be withheld.

13.  When will shares of common stock be purchased under the plan?

Purchases under the plan will be made on the applicable dividend payment date or as soon thereafter as practicable, but no later than thirty (30) days thereafter, unless necessary to comply with applicable securities laws. In general, if the source of the shares is newly-issued or treasury shares, the shares will be purchased and allocated to participants on the applicable dividend payment date. If there is a delay for any reason in the purchase date, interest will not be paid on cash dividends pending the purchase. Although we cannot provide any assurance that dividend payments will be made on the Company’s common stock in future periods, or if made, that they will follow past practices as to timing, historically cash dividends have been paid on or about the first day of the months of February, May, August and November.

14.  What is the purchase price of shares under the plan?

The price at which shares are purchased under the plan depends on the source of the shares, as follows:

●
Newly-Issued or Treasury Shares: The purchase price will be the greater of (i) the book value per share of the Company’s common stock as of the end of the preceding calendar quarter, or (ii) the weighted average of the trading prices of the Company’s shares in all trades made in the over-the-counter market (subject to adjustment, in some cases, as described in this paragraph) during the preceding calendar quarter, as reported on the OTC Link ATS® interdealer quotation and messaging system maintained by OTC Markets Group Inc. The “weighted average” price takes into account the number of shares purchased at a particular price. The calculation of the weighted average quarterly price will be adjusted to exclude purchases reported on the OTC Link ATS® that were made on behalf of the plan (if any).

●
Shares Acquired in the Open Market or in Privately Negotiated Transactions: The purchase price will be the weighted average of actual prices paid by the plan to acquire the shares, but not including any brokerage commissions, fees or other purchase expenses, which will be borne by the Company. The Administrator, or its agent, or an agent designated by the Company, will purchase the shares for the plan.

If the source of shares is a combination of newly-issued or treasury shares and shares acquired in the open market or in privately negotiated transactions, the price for shares purchased under the plan will be the weighted average of the combined prices.

The Company’s common stock is included in the OTCQX marketplace tier maintained by the OTC Markets Group Inc. However, there is currently no established public trading market for the Company’s common stock. Shares of the Company’s common stock are not traded on any national or regional stock exchange, and no dealer makes a market in our common stock. Various brokerage firms ordinarily attempt to match buyers and sellers of our stock when they receive buy or sell orders from their customers, but trading is not active. In addition to transactions through brokerage firms, there are occasionally trades made in private transactions not involving any broker and for which there is no publicly available information. As discussed below under “NATURE OF TRADING MARKET; BOOK VALUE; CASH DIVIDENDS,” limited information on bid and ask price quotations posted by participating brokerage firms is published on the OTC Markets Group’s website (www.otcmarkets.com) under the Company’s trading symbol “CMTV”. In addition, information on actual trades by participating brokers through the OTC Link ATS®, including price and volume information, is available from the OTC Markets Group on a subscription basis. The Company utilizes trade price and volume information compiled and reported by the OTC Link ATS® in calculating the purchase price for newly-issued or treasury shares sold to participants under the plan, as described above. The absence of an established public trading market in the Company’s common stock presents risks for participants and should be carefully evaluated. (See “RISK FACTORS” above.)

Reports to Participants

15.  What kind of reports and other information do participants receive?

Participants receive a statement of account for each quarter in which dividends are reinvested. Each statement contains the date of the purchase, the amount of dividends reinvested, the purchase price per share, the number of shares acquired (including fractional shares up to six decimal places) and the total number of shares held before and after the purchase. These statements provide participants with a record of the cost of purchases and should be retained for tax purposes.

Like other Company shareholders, plan participants also receive copies of the Company’s annual and quarterly reports to shareholders, proxy statements and other shareholder information. Because statements of account and other shareholder mailings are furnished to shareholders of record, beneficial owners who participate in the plan through a nominee holder should make appropriate arrangements with their nominee holder for forwarding such materials to them (see question 5).

Dividends

16.  Are participants credited with dividends on all whole and fractional shares held in their plan account?

Yes. Cash dividends on both whole and fractional shares held by participants on the dividend record date are credited to their plan account and automatically reinvested to purchase additional shares of common stock. Share purchase allocations under the plan are made to six decimal places.

17.  May dividends be reinvested on less than all shares owned?

A shareholder may not choose to have dividends reinvested on less than all shares registered in the same name. However, if a shareholder owns shares registered in more than one name (such as, for example, shares registered in the name “John Doe” and others registered in the name “J. Doe”) then the shareholder may choose to participate in the plan as to the shares registered in one name but not in the other. Shareholders are reminded that dividends on all shares registered in the name in which their plan account is maintained will be reinvested, even shares purchased outside the plan, and regardless of whether the shares are represented by certificates or held in book entry.

Certificates for Shares

18.  Are certificates issued for shares of common stock purchased under the plan?

Unless requested, certificates for shares of common stock purchased under the plan are not ordinarily issued. Rather, shares purchased under the plan are credited in book entry form to the participant’s account. The total number of shares registered to a participant in the name in which the plan account is maintained are shown on the quarterly account statement, whether those shares are represented by certificates or are held in book entry, or a combination of certificates and book entry.

Certificates for any number of whole shares credited to a participant’s account will be issued by Computershare, our transfer agent, upon request and payment of Computershare’s certificate fee (currently $25 per certificate, but subject to change). Even if a certificate is issued representing shares previously held in book entry form, as long as the participant remains enrolled in the plan and the share certificate(s) are registered in the same name in which the plan account is maintained, dividends paid on the shares represented by those certificates will continue to be reinvested under the plan.

Certificates representing fractional shares will not be issued under any circumstances.

Sale and Withdrawal of Shares

19.  May a participant sell or transfer shares purchased under the plan?

A participant who wishes to sell or transfer all or a portion of the whole shares credited to his or her plan account must either (i) request that certificates be issued representing such shares (see question 18) or request that Computershare transfer the shares through the DRS to the participant’s broker and then make his or her own arrangements for sale through the broker; or (ii) direct the Administrator to arrange for sale of the shares via the batch order process described below.

The following process is available (subject to applicable market conditions) for participants who wish to sell whole shares in their plan account through the plan Administrator:

●
Batch Order. A batch order is an accumulation of multiple sale requests for a security submitted together as a collective request. You can sell shares by batch order through the plan online through Investor Center at www.computershare.com/investor, by calling the Administrator at 1-800-368-5948 during normal business hours or by completing and returning the form located on the back of your Dividend Reinvestment Plan statement. Batch orders are submitted on any market day on which there are sale requests to be processed. Sale instructions for batch orders received by the Administrator generally will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. For a batch order sale, the price to each selling plan participant will be the weighted average sale price(s) obtained by the Administrator’s broker for the aggregate order placed by the Administrator and executed by the broker, less a transaction fee of $25 plus a trading fee of $0.12 per share sold*. The Administrator’s fees are subject to change.  Once received by the Administrator, batch order sale instructions are final and cannot be stopped or cancelled.

*The per share trading fee covers any brokerage commissions the Administrator is required to pay. All sales requests processed over the telephone by a Computershare customer service representative entail an additional fee of $15. Fees are deducted from the proceeds derived from the sale and are subject to change. The Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Administrator to determine if there are any limitations applicable to your particular sale request.

Fractional shares will remain in book entry, unless your batch order sale involves a sale of all of your whole shares held in your plan account.  In that case, your enrollment in the plan will terminate and any remaining fractional share will be settled in cash, at the same sale price applicable to the batch order sale transaction. In addition, for purposes of calculating the batch order per share trading fee, the fractional share will be rounded up to the next whole share.

20.  What happens if a participant sells or transfers all whole shares of common stock that are registered in the name in which the plan account is maintained?

If a participant disposes of all of his or her whole shares of common stock registered in the name in which the plan account is maintained, the plan account will be terminated and the shareholder will be paid in cash for any remaining fractional share. If the sale of all of the participant’s whole shares occurs through a batch sale, cash settlement of any remaining fractional share will be as described in question 19.  If the sale of all of a participant’s shares occurs outside the batch sale process (such as through the participant’s broker), cash settlement of any fractional share will be based on the latest closing price for shares in the OTCQX marketplace.

Termination of Participation

21.  How does a participant terminate his participation in the plan?

A participant may terminate his or her participation in the plan at any time by notifying the Administrator through Computershare Investor Center accessible at www.computershare.com/investor, by phone at 1-800-368-5948 or in writing. Following receipt of notification, in accordance with the participant’s instructions, the Administrator will discontinue the reinvestment of dividends paid on the shares enrolled and/or held in the participant’s plan account and continue to hold any whole book entry shares in book form on the participant’s behalf. Alternatively, if the participant does not wish to maintain whole shares in book entry, subject to payment of a certificate fee (see question 18), the Administrator will issue a certificate representing the whole shares. In either case, fractional shares will be settled in cash based on the latest closing price in the OTCQX marketplace.

In addition, as noted in question 20, participation in the plan terminates automatically if the participant disposes of all of his or her whole shares registered in the name in which the plan account is maintained.

Other Information

22.  What shares are offered under the plan?

Currently, the Company has registered 300,000 shares of its $2.50 par value common stock with the SEC for issuance under the plan. The number of shares registered and available for sale under the plan is subject to anti-dilution adjustments to reflect any stock splits or stock dividends. The shares issued from time to time under the plan will be newly-issued shares of the Company’s common stock or treasury shares (shares of common stock previously issued and later reacquired by the Company), or shares purchased in the open market or in privately negotiated transactions, or a combination of such shares, as the Company may determine from time to time in its discretion.

23.  What happens if the Company declares a special cash dividend, issues a stock dividend or declares a stock split or has a rights offering?

Historically, the Company has not paid any special cash dividends. Should such a dividend be paid in the future, it will be reinvested for participants in accordance with the terms of the plan.

Any stock dividend or common shares resulting from stock splits with respect to full shares and fractional shares credited to a participant’s account will be added to the plan account. If the Company issues to its shareholders rights to purchase additional shares or other securities, the rights will be distributed to participants, or the Administrator will seek instructions from the participants as to whether to exercise such rights on their behalf.

24.  Do participants have the right to vote the shares held in their plan account at meetings of the Company’s shareholders?

Participants are furnished a proxy card and proxy statement for shareholder meetings and are entitled to vote any shares held in their plan account, including fractional shares.

Beneficial owners who participate in the plan indirectly should make appropriate arrangements with their nominees to vote their shares through the nominee as the shareholder of record.

25.  What are the federal income tax consequences of participation in the plan?

As of the date of this prospectus, the federal income tax consequences of participation in the plan for shareholders are summarized below.

In general, participants will have the same federal income tax obligations with respect to reinvested dividends as they would with dividends not so reinvested.

●
A participant will be treated as having received, on the dividend payment date, a distribution equal to the amount of the cash dividend payable on that date and reinvested under the plan

●
In the case of corporate shareholders, the amount of dividends received will be eligible for the dividends received deduction available under the Internal Revenue Code.

●
The tax basis of shares acquired through the plan will generally be the purchase price of the shares on the purchase date.

●
If the source of shares purchased under the plan is shares purchased by the Administrator or its agent on the open market or in privately negotiated transactions, any brokerage fees, service charges or other fees that the Company pays or absorbs will be treated as additional dividend income to the participants for federal income tax purposes and may be added to the tax basis of the shares acquired.

●
The holding period for shares acquired through the plan will begin on the day after the dividend payment date.

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A participant will not realize taxable income upon receipt of certificates for whole shares credited to his or her plan account, either upon request for such certificates or upon withdrawal from the plan.

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A participant will recognize gain or loss upon the sale or exchange of whole shares measured by the difference between the amount he or she receives for the shares and his or her tax basis in such shares.

●
The receipt of cash for any fractional share upon withdrawal from the plan will be treated as a redemption of such fraction. In general, this means that a participant will recognize gain or loss measured by the difference between the amount of cash received in redemption of the fractional share and the participant’s tax basis in such fractional share.

●
Purchases and sales of shares through the plan are not exempt from Internal Revenue Service “wash sale” rules (which apply generally to purchases and sales made within 30 days of each other).

The tax consequences of participating in the Dividend Reinvestment Plan will vary depending on your specific circumstances, including your state or other jurisdiction of residence. You are therefore urged to consult your own tax advisor for further information as to the particular tax consequences -federal, state and local- which may result from your participation in the plan and subsequent disposition of shares purchased under the plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

26.  May participants pledge shares purchased for their plan accounts?

Participants may not pledge any shares of stock held in book entry form in their plan account. Any attempted pledge of such book entry shares will be null and void. If you wish to pledge shares that are held in your plan account in book entry or held in safekeeping under the DRS, you must first withdraw them from book entry by obtaining a certificate representing those shares (see questions 18 and 27).

27.  May plan participants submit their certificates to Computershare for safekeeping?

Yes, Company shareholders, including plan participants, may tender any certificates for Company common stock to Computershare for safekeeping. Certificates tendered for safekeeping will be cancelled by our transfer agent and the shares recorded in book entry form through the DRS. There is currently no fee for converting certificated shares to book entry for safekeeping, but our transfer agent will charge a fee to re-convert the book entry shares to certificate form (currently $25 per certificate, but subject to change). Holding shares in book entry form protects participants against loss, theft or destruction of stock certificates.

If you wish to deposit your stock certificates, you must mail your request and your certificates to Computershare as shown under “CORRESPONDENCE” below. The certificates should not be endorsed. Certificates mailed to the Administrator should be insured for possible mail loss for 3% of the market value (minimum of $50.00); this represents your replacement cost if the certificates are lost in transit to Computershare.

28.  What is the responsibility of the Company and the plan Administrator?

In administering the plan, neither the Company nor its agents (including the Administrator) will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of any of the following: (i) failure to terminate a participant’s account upon participant’s death or adjudicated incompetency prior to receipt of written notice of such event and passage of a reasonable time on which to act upon such notice; (ii) the prices at which shares are purchased or sold for the participant’s account; (iii) the inability to purchase or sell shares or the times when purchases or sales are made; (iv) fluctuations in the book value of the Company’s common stock or in the trading prices or trading volume of the stock in trades made in the over-the-counter market; or (v) the amount of any bid or ask price quotations or broker reported sale prices, or the available share volume in the over-the-counter market.

PARTICIPANTS ARE ADVISED THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE COMMON STOCK PURCHASED UNDER THE PLAN.

FURTHER, WHILE THE COMPANY HAS HISTORICALLY PAID REGULAR QUARTERLY CASH DIVIDENDS TO ITS SHAREHOLDERS, THE COMPANY CANNOT GUARANTEE THAT CASH DIVIDENDS ON SHARES OF ITS COMMON STOCK MIGHT NOT BE REDUCED, SUSPENDED OR ELIMINATED IN THE FUTURE.

29.  Who bears the risk of fluctuations in the purchase price or value of the common stock?

The participant bears the risk of loss and realizes the benefits of any gain from changes in the purchase price under the plan or in the value of shares held in the participant’s plan account or otherwise. A participant’s investment in shares acquired under the plan is no different from investment in directly-held shares in this regard.

30.  May the plan be changed or discontinued?

The Company reserves the right, in its sole discretion, to suspend, terminate or amend the plan at any time, including during the period between a dividend record date and the related dividend payment date. Participants will be notified in writing of any such suspension or termination or any material amendment to the plan. The Company also reserves the right to terminate any participant’s plan account at any time.

31.  Who interprets the plan?

The Company interprets the terms of the plan and its determinations are final.

NATURE OF TRADING MARKET; BOOK VALUE; CASH DIVIDENDS

Trading Market and Dividends

Our common stock is not traded on any national or regional stock exchange. There is at present no active public trading market for our common stock and we cannot provide any assurance that an active public trading market will develop in the future. No brokerage firm currently makes a market in our common stock. While various brokerage firms generally attempt to match buyers and sellers of our stock when they receive buy or sell orders from customers, trading is not active. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of numerous willing buyers and willing sellers of the stock at any given time and such presence is, in turn, dependent upon the individual decisions of purchasers and sellers over which neither the Company nor any broker has control. Because there is no active public trading market in our stock, we cannot provide any assurance that the purchase price of the shares under the plan (see “DESCRIPTION OF THE PLAN,” question 14) reflects the intrinsic value of our stock or bears any relationship to our assets, earnings or other established criteria for valuation of stock, nor can we provide any assurance that a plan participant or other shareholder will be able to liquidate his or her investment at a time of his or her choosing.

Our common stock is traded in the over-the-counter market under the trading symbol “CMTV” and is included in the OTCQX marketplace tier maintained by the OTC Markets Group. The OTC Markets Group also maintains the OTC Link ATS®, an interdealer quotation and messaging software platform that facilitates trades in over-the-counter stocks by participating FINRA-registered brokers. Certain brokerage firms post bid and ask quotations for our common stock in the OTC Link ATS® and that information is publicly available on the OTC Markets Group’s website, (www.otcmarkets.com). Information on actual trades in our stock, including trade price and volume, is available on a subscription basis from the OTC Markets Group and the Company uses quarterly summaries of that information to calculate the purchase price under the plan for newly issued or treasury shares. These quarterly summaries are available from the OTC Markets Group by purchase only and are not posted on its website.

The table below sets forth for the periods indicated (i) the ranges of high and low prices paid per share for the Company’s common stock, (ii) the weighted average trade price information for the quarters presented, and (iii) the amount of cash dividends declared in each quarter. The trade price information in this table and bid information in the second table is based on information reported by participating FINRA-registered brokers in the OTC Link ATS® system and may not represent all trades or high and low bids during the relevant periods. Such price quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and bid prices do not necessarily represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2018 Trade Price
High	$18.50	$18.25	$18.90	$19.39
Low	$16.55	$16.50	$16.91	$16.00
Weighted Average Trade Price	$17.33	$17.29	$17.81	$16.69
Cash Dividends Declared	$0.17	$0.19	$0.19	$0.19

2019 Trade Price
High	$17.20	$17.95	$17.00	$17.90
Low	$15.94	$16.34	$15.07	$15.15
Weighted Average Trade Price	$16.61	$16.73	$16.20	$15.95
Cash Dividends Declared	$0.19	$0.19	$0.19	$0.19

2020 Trade Price
High	$16.39	$14.00	$14.24
Low	$9.55	$10.40	$12.60
Weighted Average Trade Price	$14.75	$12.24	$13.02
Cash Dividends Declared	$0.19	$0.19	$0.19

Participants are advised that the above trading price information reflects only trades reported by participating brokers through the OTC Link ATS® and that management of the Company does not know the price at which all trades were conducted during the periods indicated. Further, past trading prices are not necessarily indicative of future trading prices or of the intrinsic value of our common stock, particularly since there is no active public trading market in the Company’s stock.

Set forth below is a summary of the high and low quarterly bid information reported in the OTC Link ATS® by participating brokers for the last two calendar years and the first three quarters of 2020:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

2018 Bid Price
High	$18.10	$17.55	$18.80	$18.25
Low	$16.55	$16.60	$16.95	$16.00

2019 Bid Price
High	$17.20	$17.40	$16.88	$17.00
Low	$16.12	$16.34	$15.14	$15.40

2020 Bid Price
High	$16.30	$13.99	$13.50
Low	$9.55	$11.25	$12.50

Book Value

The table below shows the per share book value of our common stock as of the dates indicated. Except for year-end figures, which are based on audited financial information, the book values below are based on unaudited quarterly financial information.

	2018	2019	2020

March 31	$10.99	$11.97	$13.14
June 30	$11.18	$12.32	$13.52
September 30	$11.42	$12.60	$13.85
December 31	$11.72	$12.86

USE OF PROCEEDS

Reinvested dividends used to purchase newly-issued or treasury shares for participants will be retained by the Company and those funds will be available for use in our continuing operations and for our general corporate purposes. The Company will not receive the proceeds of any shares that are purchased on the open market or in privately negotiated transactions, and we may incur expenses in connection with such purchases (see “DESCRIPTION OF THE PLAN,” questions 11 and 14). The Company has no basis for estimating either the number of shares of common stock that will ultimately be sold pursuant to the plan, the amount of dividends that will be reinvested, or the source of the shares.

INDEMNIFICATION

Our officers and directors are entitled to indemnification under the Company’s Amended and Restated Articles of Association and By-laws against expenses and liability incurred in connection with any suit, action or proceeding to which they are made a party by reason of their position with the Company. Under the Vermont Business Corporation Act and the Company’s Amended and Restated Articles of Association and By-laws, the standard for indemnification is generally that the individual must have acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Employees and agents of the Company may also be indemnified under the same standards applicable to directors and officers, in the Company’s discretion.

Management is not aware of any pending or threatened litigation that might result in claims for indemnification against the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the officers or directors of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file electronically with the SEC proxy statements, annual, quarterly and current reports and other information. You may inspect our filings free of charge over the internet at the SEC’s website, at www.sec.gov or through our internet website at www.communitybancorpVT.com.

This prospectus is a part of a registration statement that we filed with the SEC covering the shares offered for purchase under the plan. As permitted under SEC rules, this prospectus does not contain all of the information you can find in the registration statement. The complete registration statement is available for inspection and copying on the SEC’s internet website as set forth above.

We are allowed to “incorporate by reference” into this prospectus the information in various documents we file with the SEC. That means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. If you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the updated information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below that have been filed with the SEC, as well as any future filings we make with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering:

●
The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended on Form 10-K/A;

●
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

●
The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as amended on Form 10-Q/A;

●
The Company’s Current Reports on Form 8-K, filed on January 22, March 12, April 8, April 22, June 11, July 16, July 20, July 22, September 24, October 6 and October 20, 2020 (excluding, in each case, any information or documents furnished but not filed therewith); and

●
The description of the Company’s common stock filed as Exhibit 4(iii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

You may request a copy of any of our filings with the SEC, at no cost, by writing or calling: Community Bancorp., 4811 US Route 5, Derby, Vermont 05829, (802) 334-7915, Attention: Melissa Tinker, Assistant Corporate Secretary.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference, contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, known trends, and statements about the future performance, operations, products and services of the Company and the Bank.

Discussions containing forward-looking statements may be found, among other places, in this prospectus and our Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the SEC from time to time. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control (see “RISK FACTORS” above), that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document in which they appear. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks and uncertainties (see “WHERE YOU CAN FIND MORE INFORMATION” above).

EXPERTS

The consolidated financial statements of Community Bancorp. and Subsidiary for the year ended December 31, 2019, and management’s assessment of our internal control over financial reporting as of December 31, 2019, contained in our Annual Report on Form 10-K for the year then ended, were audited by Berry, Dunn, McNeil & Parker, LLC, independent registered public accountants, as set forth in their report with respect thereto dated March 16, 2020, and are incorporated in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINION

The validity of the shares of common stock offered under the plan will be passed upon for Community Bancorp. by the law firm of Primmer Piper Eggleston & Cramer PC.

CORRESPONDENCE

Correspondence concerning the plan, including enrollments, terminations and certificate safekeeping requests, should be addressed to the plan Administrator at:

By mail:
Computershare
P.O. Box 505000
Louisville, KY 40233-5000

Be sure to reference Community Bancorp and your plan account number in all correspondence.

By telephone (toll free):
Computershare Trust Company, N.A.: 1-800-368-5948. An automated phone system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:30 a.m. to 6:00 p.m. Eastern time each business day.

Via the Internet:
www.computershare.com. Messages forwarded on the internet will be responded to promptly.

TABLE OF CONTENTS	Page

The Company	4	4811 US Route 5
Risk Factors	4	Derby, VT 05829-0259
Description of the Plan	5	(802) 334-7915
Purpose	5
Benefits	5	__________
Participation	5
Reports to Participants	7	DIVIDEND REINVESTMENT PLAN
Dividends	8	__________
Certificates for Shares	8
Sale and Withdrawal of Shares	8
Termination of Participation	9
Other Information	9
Nature of Trading Market; Book Value;	11	PROSPECTUS
Cash Dividends	12
Trading Market and Dividends	12
Book Value	12
Use of Proceeds	13
Indemnification	13	Dated October 30, 2020
Where You Can Find More Information	13
Forward-Looking Statements	14
Experts	14
Legal Opinion	14
Correspondence	14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

SEC registration fee	$445
Printing fees*	1,000
Legal fees and expenses*	9,000
Accounting fees and expenses*	2,000
Blue Sky filing fees and expenses (including counsel fees)*	4,000
Total	$16,445

___________________
*Estimated, solely for purposes of this registration statement.

Item 15. Indemnification of Directors and Officers

Limitation of Director Liability. As permitted by the Vermont Business Corporation Act, codified in Title 11A of the Vermont Statutes Annotated (the “VBCA”), Article Ten of the Amended and Restated Articles of Association (the “Articles”) of Community Bancorp. (the “Company”) provides that the Directors will not have any personal liability to the Company or its shareholders for money damages for any act or omission based on a failure to discharge his or her statutory duties as a director, except for (1) the amount of any financial gain to which he or she was not entitled; (2) an intentional reckless infliction of harm on the Company or its shareholders, or (3) an intentional or reckless criminal act. Any future amendment or repeal of the liability limiting provision would apply prospectively only and not to any act or omission occurring before the effective date of such amendment or repeal.

Indemnification. Sections 8.50 through 8.58 of the VBCA contain provisions governing the indemnification of corporate directors and officers. In general, the statute permits a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, the indemnified individual must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions or suits by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit. Indemnification is not permitted with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. Additionally, a corporation is required to indemnify any director or officer against reasonable expenses if he or she was wholly successful on the merits or otherwise in defense of the action, suit or proceeding.

Indemnification may be made by a corporation only upon a determination made in the manner prescribed by the statute that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the VBCA. That statutory indemnification is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the VBCA, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article Nine of the Company's Amended and Restated Articles of Association authorizes the Board of Directors to adopt such Bylaws or other arrangements (including contracts) for indemnification of officers, directors and others as they deem advisable, to the extent not inconsistent with applicable law. The Board of Directors has adopted an implementing Bylaw (Article Eight) pursuant to that authority, which incorporates the standards and limitations of Section 8.50 through 8.58 of the VBCA described above.

Insurance. As permitted under Section 8.58 of the VBCA, the Company has purchased Directors and Officers liability insurance.

Item 16. Exhibits

The following exhibits are filed with this registration statement:

5	Opinion of Primmer Piper Eggleston & Cramer PC re legality of Common Stock to be issued

23.1	Consent of Berry, Dunn, McNeil & Parker, LLC, independent registered public accountants

23.2	Consent of Primmer Piper Eggleston & Cramer PC (contained in Exhibit 5)

99	Letter to Shareholders

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) do not apply if the information required to be included in a post-effective amendment to this registration statement on Form S-3 by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Derby, State of Vermont, on this 30th day of October, 2020.

COMMUNITY BANCORP.

By: Kathryn M. Austin
Kathryn M. Austin
President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of this 30th day of October, 2020.

Signature	Title	Signature	Title

Thomas E. Adams	Director	Kathryn M. Austin	President, Chief Executive
Thomas E. Adams		Kathryn M. Austin	Officer and Director

Louise M. Bonvechio	Treasurer, Corporate	David Bouffard	Director
Louise M. Bonvechio	Secretary and	David Bouffard
Principal Financial
Officer

Jacques R. Couture	Director	Aminta K. Conant	Director
Jacques R. Couture		Aminta K. Conant

David P. Laforce	Director	Rosemary M. Lalime	Director
David P. Laforce		Rosemary M. Lalime

Emma L. Marvin	Director	Stephen P. Marsh	Director and Board Chair
Emma L. Marvin		Stephen P. Marsh

Dorothy R. Mitchell	Director	Frederic Oeschger	Director
Dorothy R. Mitchell		Frederic Oeschger

Jeffrey L. Moore	Director	James G. Wheeler, Jr.	Director
Jeffrey L. Moore		James G. Wheeler, Jr.

Candace A. Patenaude	Principal
Candace A. Patenaude	Accounting
Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

_____________________

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_____________________

COMMUNITY BANCORP.

_____________________

EXHIBITS

EXHIBIT INDEX

Exhibit 5 & 23.2	Opinion and Consent of Primmer Piper Eggleston & Cramer PC

Exhibit 23.1	Consent of Berry, Dunn, McNeil & Parker, LLC, independent registered public accountants

Exhibit 99	Letter to Shareholders